UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2013 (April 28, 2013)

Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084    06-0739839

(Commission File Number)    (IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut     06413-0562

(Address of Principal Executive Offices)    (Zip Code)

860-669-8630

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 28, 2013, Connecticut Water Service, Inc. (the “Company”), was made aware of the passing of David A. Lentini, the lead director for the Company’s Board of Directors (the “Board”).

Mr. Lentini served on the Board since 2001 and served as the Board’s Compensation Committee Chairman as well as a member of the Corporate Governance, and Corporate Finance and Investments Committees. He was also a past member of the Company’s Audit Committee. Mr. Lentini was named as Lead Director at the May 2012 Annual Meeting of Shareholders, and served as a director on the board of directors for each of the primary operating subsidiaries, The Connecticut Water Company and The Maine Water Company. The Board and management of the Company are deeply grateful for Mr. Lentini’s important contributions during his tenure.

Mr. Lentini’s death has created a vacancy on the Company’s Board. The Board has made no decision regarding the filling of this vacancy on the Board or the selection of a new Lead Director of the Board at this time. The Board expects that it will address these issues as promptly as practicable after receipt of recommendations from the Board’s Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: May 6, 2013                    By: /s/ David C. Benoit
Name: David C. Benoit
Title: Vice President – Finance, Treasurer and Chief Financial Officer